UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 1, 2017
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One AMD Place Sunnyvale, California 94085 (Address of principal executive offices) (Zip Code)

(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Named Executive Officer Long-Term Incentive Awards
On August 1, 2017, the Compensation and Leadership Resources Committee (“Committee”) of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved equity awards to each of the named executive officers (as set forth in the Company’s most recent proxy statement filed on March 8, 2017) having the following target award values (“Target Value”):

Name and Title	Target Value
Devinder Kumar, Senior Vice President, Chief Financial Officer and Treasurer	$2,000,000
James R. Anderson, Senior Vice President and General Manager, Computing and Graphics Business Group	$2,000,000
Forrest E. Norrod, Senior Vice President and General Manager, Enterprise, Embedded and Semi-Custom Business Group	$2,000,000
Mark D. Papermaster, Chief Technology Officer and Senior Vice President, Technology and Engineering	$2,250,000

On August 2, 2017, the Board of Directors approved an equity award to Dr. Lisa T. Su having the following Target Value:

Name and Title	Target Value
Lisa T. Su, President and Chief Executive Officer	$8,000,000

The Target Value of each equity award will be converted into a mix of performance-based restricted stock units (“PRSUs”), time-based stock options (“Stock Options”) and time-based restricted stock units (“RSUs”) that will be granted on August 9, 2017 (the “Grant Date”) under the terms of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated.
The target number of PRSUs will be determined by dividing 50% of the Target Value by the average closing price of the Company’s stock over the 30 trading-day period ending on the Grant Date (but not less than $8.00) (the “Conversion Price”). The number of Stock Options will be determined by converting 25% of the Target Value using the Conversion Price and a binomial factor determined in accordance with the Company’s equity valuation practices, and the number of RSUs will be determined by dividing 25% of Target Value by the Conversion Price.
PRSUs. The number of PRSUs that a named executive officer may earn will range from 0% to 250% of his or her target number of PRSUs, provided that the maximum number of PRSUs that may be earned is capped at the number equal to (i) eight times the Target Value of the named executive officer’s PRSU award, divided by (ii) the closing price of the Company’s stock the last day of the Performance Period (defined below). Subject to the foregoing award limits, the actual number of PRSUs earned by the named executive officers will be based on the following performance criteria (as certified by the Committee):

•	The Company’s total shareholder return (TSR) over the three-year performance period ending on August 9, 2020 (or, if earlier, the date of a change of control) (the “Performance Period”);

•
The Company’s TSR for the Performance Period relative to the TSRs of each of the companies included in the PHLX Semiconductor Sector Index (“SOX”) at the start of the Performance Period and any additional companies added to the SOX during the Performance Period that are in the SOX at the end of the Performance Period; and

•	The Company’s stock price performance, as measured during the last year of the Performance Period.

Earned and vested PRSUs will generally be settled on the later of August 15, 2020, or the date following the Committee’s certification of performance.

Stock Options. The Stock Options will have an exercise price equal to 100% of the fair market value of the Company’s common stock on the Grant Date, and will vest 1/3 on each of August 9, 2018, August 9, 2019 and August 9, 2020. The Stock Options will have a term of seven years.

RSUs. The RSUs will vest 1/3 on each of August 9, 2018, August 9, 2019 and August 9, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2017	ADVANCED MICRO DEVICES, INC.

By:	/s/ Harry A. Wolin
Name:	Harry A. Wolin
Title:	Senior Vice President and General Counsel